                                                                    EXHIBIT 99.1

                            IXC COMMUNICATIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Independent Auditors........................................................   F-2

Consolidated Balance Sheets as of December 31, 1996 and 1995..........................   F-3

Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and
  1994................................................................................   F-4

Consolidated Statements of Changes in Stockholders' Equity for the years ended
  December 31, 1996, 1995 and 1994....................................................   F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and
  1994................................................................................   F-6

Notes to Consolidated Financial Statements............................................   F-8

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IXC Communications, Inc.

     We have audited the accompanying consolidated balance sheets of IXC Communications, Inc. and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IXC Communications, Inc. and its subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Austin, Texas
February 28, 1997

                            IXC COMMUNICATIONS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
ASSETS

Cash and cash equivalents..............................................  $ 61,340     $  6,915
Accounts receivable:
     Trade, net of allowance for doubtful accounts of $4,030,000 in
      1996 and $1,769,000 in 1995......................................    45,102        5,537
     Other.............................................................     2,466          782
                                                                         --------     --------
                                                                           47,568        6,319
Income tax receivable..................................................        --        1,296
Deferred tax assets (Note 12)..........................................       463          450
Prepaid expenses.......................................................     1,734        1,069
                                                                         --------     --------
     Total current assets..............................................   111,105       16,049
Property and equipment, net (Note 4)...................................   268,609      106,399
Escrow under Senior Notes (Note 5).....................................    51,412      198,266
Investment in unconsolidated subsidiaries..............................     5,486          187
Deferred charges and other non-current assets..........................    22,539       15,574
                                                                         --------     --------
          Total assets.................................................  $459,151     $336,475
                                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable -- trade..............................................  $ 64,923     $  6,792
Accrued liabilities (Note 6)...........................................    18,928       14,306
Current portion of long-term debt and capital lease obligations (Notes
  7 and 8).............................................................     6,750        4,534
                                                                         --------     --------
     Total current liabilities.........................................    90,601       25,632
Long-term debt and capital lease obligations (Notes 7 and 8)...........   295,531      294,260
Deferred tax liability (Note 12).......................................     2,434        8,303
Other noncurrent liabilities...........................................     6,201          469
Commitments and contingencies (Notes 8 and 16)
Minority interest......................................................       905          953

Stockholders' equity:
  Preferred stock; 3,000,000 shares authorized:
     10% Junior Series 3 cumulative preferred stock, $.01 par value;
      12,550 shares issued and outstanding in 1996 and 1995 (aggregate
      liquidation preference of $19,059,000 at December 31, 1996)......        13           13
  Common Stock, $.01 par value; 100,000,000 shares authorized; shares issued and outstanding 30,795,014 in 1996 and 24,335,255 in
     1995..............................................................       308          243
  Additional paid-in capital...........................................   123,434       29,430
  Accumulated deficit..................................................   (60,276)     (22,828)
                                                                         --------     --------
  Total stockholders' equity...........................................    63,479        6,858
                                                                         --------     --------
          Total liabilities and stockholders' equity...................  $459,151     $336,475
                                                                         ========     ========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996         1995        1994
                                                              --------     --------     -------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Net operating revenues (Note 10):
  Private line..............................................  $ 99,793     $ 89,563     $80,663
  Switched long distance....................................   103,968        1,438          --
                                                              --------     --------     -------
                                                              $203,761     $ 91,001     $80,663

Operating expenses:
  Cost of services..........................................   143,469       39,852      33,896
  Operations and administration.............................    47,067       32,282      20,561
  Depreciation and amortization.............................    27,241       17,438      12,121
                                                              --------     --------     -------
     Operating income (loss)................................   (14,016)       1,429      14,085
Interest income.............................................     2,838          468         211
Interest income on escrow under Senior Notes................     7,404        2,552          --
Interest expense............................................   (37,076)     (14,597)     (6,105)
Equity in net income (loss) of unconsolidated
  subsidiaries..............................................    (1,961)          19         (94)
                                                              --------     --------     -------
Income (loss) before income taxes, minority interests and
  extraordinary gain (loss).................................   (42,811)     (10,129)      8,097
Benefit (provision) for income taxes (Note 12)..............     5,981        1,693      (3,157)
Minority interests..........................................      (618)       5,218          77
                                                              --------     --------     -------
Income (loss) before extraordinary gain (loss)..............   (37,448)      (3,218)      5,017

Extraordinary gain (loss) on early extinguishment of debt
  (involving a related party in 1994), less applicable
  (provision) benefit for income taxes of $1,164,000 in 1995
  and ($1,472,000) in 1994..................................        --       (1,747)      2,298
                                                              --------     --------     -------
Net income (loss)...........................................   (37,448)      (4,965)      7,315
Dividends applicable to preferred stock.....................     1,739        1,843       1,752
                                                              --------     --------     -------
Net income (loss) applicable to common stockholders.........  $(39,187)    $ (6,808)    $ 5,563
                                                              ========     ========     =======
Income (loss) per common and common equivalent share:
  Before extraordinary gain (loss)..........................  $  (1.39)    $   (.20)    $   .13
  Extraordinary gain (loss).................................        --         (.07)        .09
                                                              --------     --------     -------
  Net income (loss).........................................  $  (1.39)    $   (.27)    $   .22
                                                              ========     ========     =======

Weighted average common and common equivalent shares used in
  computation of income (loss) per share....................    28,209       25,108      24,993
                                                              ========     ========     =======

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                 10% SENIOR SERIES   10% JUNIOR SERIES
                                         1                   3
                                  PREFERRED STOCK     PREFERRED STOCK     COMMON STOCK
                                 ------------------  -----------------  -----------------  ADDITIONAL                   TOTAL
                                 NUMBER OF           NUMBER OF          NUMBER OF           PAID-IN    ACCUMULATED  STOCKHOLDERS'
                                  SHARES    AMOUNT    SHARES    AMOUNT   SHARES    AMOUNT   CAPITAL      DEFICIT       EQUITY
                                 ---------  -------  ---------  ------  ---------  ------  ----------  -----------  -------------
                                                                          (IN THOUSANDS)
Balance at December 31, 1993....      1     $ 1,460      13      $ 13     24,274    $242    $ 29,428    $ (24,272)    $   6,871
  Issuance of common stock......     --          --      --        --         61       1           2           --             3
  Net income....................     --          --      --        --         --      --          --        7,315         7,315
                                    ---     -------     ---      ----     ------    ----    --------     --------      --------
Balance at December 31, 1994....      1       1,460      13        13     24,335     243      29,430      (16,957)       14,189
  Redemption of preferred
    stock.......................     (1)     (1,460)     --        --         --      --          --           --        (1,460)
  Net loss......................     --          --      --        --         --      --          --       (4,965)       (4,965)
  Dividends paid -- preferred
    stock -- 10% Senior Series
    1...........................     --          --      --        --         --      --          --         (505)         (505)
  Dividends paid -- preferred
    stock of consolidated
    subsidiary..................     --          --      --        --         --      --          --         (401)         (401)
                                    ---     -------     ---      ----     ------    ----    --------     --------      --------
Balance at December 31, 1995....     --          --      13        13     24,335     243      29,430      (22,828)        6,858
  Issuance of common stock......     --          --      --        --      6,460      65      94,004           --        94,069
  Net loss......................     --          --      --        --         --      --          --      (37,448)      (37,448)
                                    ---     -------     ---      ----     ------    ----    --------     --------      --------
Balance at December 31, 1996....     --     $    --      13      $ 13     30,795    $308    $123,434    $ (60,276)    $  63,479
                                    ===     =======     ===      ====     ======    ====    ========     ========      ========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1996        1995        1994
                                                               --------     -------     -------
                                                                        (IN THOUSANDS)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)............................................  $(37,448)    $(4,965)    $ 7,315

Adjustments to reconcile net income (loss) to cash provided
  by operating activities:
  Depreciation...............................................    23,695      16,608      11,131
  Amortization...............................................     3,546         830         990
  Amortization of debt issue costs and Senior Note
     discount................................................     1,086         858         472
  Provision for doubtful accounts............................     3,060       1,505       1,565
  Equity in net (income) loss of unconsolidated
     subsidiaries............................................     1,961         (19)         94
  Minority interest in net income (loss) of subsidiaries.....       618      (5,218)        (77)
  Compensation expense on stock options......................       182          --          --
  Extraordinary (gain) loss on early extinguishment of
     debt....................................................        --       2,911      (3,770)
  Gain on sale of property and equipment.....................        --          --         (90)
  Changes in assets and liabilities, net of effects of
     acquisitions:
     Increase in accounts receivable.........................   (44,309)     (4,108)     (1,000)
     Decrease (increase) in other current assets.............       490      (1,466)        141
     Increase (decrease) in accounts payable - trade.........    17,950       5,196      (4,619)
     Increase in accrued liabilities.........................     4,436       7,503         139
     Increase (decrease) in deferred income taxes............    (5,882)     (1,847)      2,847
     Decrease in deferred charges and other non-current
       assets................................................    (4,538)     (4,092)       (854)
     Increase (decrease) in other noncurrent liabilities.....     6,466      (2,089)       (752)
                                                               --------     -------     -------
       Total adjustments.....................................     8,761      16,572       6,217
                                                               --------     -------     -------
          Net cash provided by (used in) operating
            activities.......................................   (28,687)     11,607      13,532
                                                               --------     -------     -------

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                                                                 YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1996          1995          1994
                                                           ---------     ---------     --------
                                                                      (IN THOUSANDS)
CASH FLOW FROM INVESTING ACTIVITIES:
Release of funds from escrow under Senior Notes..........  $ 154,244     $   4,300     $     --
Deposit into escrow under Senior Notes...................     (7,404)     (202,552)          --
Purchase of property and equipment.......................   (136,391)      (23,670)      (7,087)
Sale of property and equipment...........................         --            --          235
Payments for businesses acquired, net of cash received...         --            --      (11,976)
                                                           ---------     ---------     --------
          Net cash provided by (used in) investing
            activities...................................     10,449      (221,922)     (18,828)
                                                           ---------     ---------     --------

CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Senior Notes, net of
  discount...............................................         --       277,148           --
Capital contribution in subsidiary by minority
  shareholders...........................................         --         6,002           --
Capital contribution to unconsolidated subsidiary........     (7,319)           --           --
Proceeds from long-term debt.............................         --        18,695       12,999
Payments on long-term debt and capital lease
  obligations............................................    (12,786)      (76,490)      (7,837)
Payments from escrow.....................................         --            --        1,500
Payment of debt issue costs..............................     (1,301)      (10,407)      (1,551)
Redemption of preferred stock............................         --        (1,460)          --
Redemption of preferred stock of consolidated subsidiary
  held by minority interests.............................         --        (1,400)          --
Dividend payments........................................         --          (906)          --
Issuance of common stock.................................     94,069            --            3
                                                           ---------     ---------     --------
          Net cash provided by financing activities......     72,663       211,182        5,114
                                                           ---------     ---------     --------
Net increase (decrease) in cash and cash equivalents.....     54,425           867         (182)
Cash and cash equivalents at beginning of year...........      6,915         6,048        6,230
                                                           ---------     ---------     --------
Cash and cash equivalents at end of year.................  $  61,340     $   6,915     $  6,048
                                                           =========     =========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid (received) for:
     Income taxes........................................  $    (832)    $   1,240     $    891
                                                           =========     =========     ========
     Interest............................................  $  37,561     $   4,955     $  4,496
                                                           =========     =========     ========

                            See accompanying notes.

                            IXC COMMUNICATIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1.  ORGANIZATION AND ACQUISITIONS

     IXC Communications, Inc. and its subsidiaries (collectively referred to as "IXC" or the "Company") is an Austin, Texas based supplier of telecommunications services. IXC provides two principal services to long distance companies: (i) private line voice and data circuits and (ii) switched long distance services. Consistent with industry practice, the Company considers itself to be operating in one business segment.

     Long distance companies may be categorized as facilities-based carriers or non-facilities-based carriers. Sellers of private line services are generally facilities-based carriers, like IXC, that own private line transmission facilities, such as fiber optic or digital microwave transmission facilities. Customers using private line services include: (i) facilities-based carriers that require private line capacity where they have geographic gaps in their facilities, need additional capacity or require geographically different routing; and (ii) non-facilities-based carriers requiring private line capacity to carry their customers' long distance traffic. The Company provides private line services to customers either on a "take-or-pay" long term basis, or after contract expiration on a month-to-month basis.

     In late 1995, the Company expanded into the business of selling switched long distance services to long distance resellers. Long distance companies may be characterized as switched or switchless carriers. Sellers of switched long distance services are generally switched carriers, like IXC, that own one or more switches that direct telecommunications traffic. Customers using the Company's switched long distance service generally are switchless carriers that depend on switched carriers to provide long distance services to their users. The Company sells switched long distance services on a per-call basis, with payment due monthly after services are rendered.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     IXC, a Delaware corporation, was incorporated in 1992 and, through a series of transactions through 1994, acquired various wholly-owned and majority-owned subsidiaries which are included in the consolidated financial statements. The consolidated financial statements of IXC include the accounts of IXC Communications, Inc. and its wholly-owned and majority-owned subsidiaries. The Company has a 50% interest in Progress International L.L.C. ("Progress") which is accounted for using the equity method. Progress has a 49% interest in Marca-Tel S.A. de C.V. ("Marca-Tel"), a telecommunications company located in Mexico. The Company also accounts for its 25% interest in U.S. Advantage Long Distance, Inc., a reseller of long distance minutes, using the equity method. Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

  Revenues

     Private line voice and data circuit revenues are generated primarily by providing capacity on the Company's fiber optic and microwave transmission network at rates established under long-term contractual arrangements or on a month-to-month basis after contract expiration. Revenues are recognized as services are provided.

     Switched long-distance service revenues are generated primarily by providing voice and data communications. Revenues are recognized as services are provided.

     The Company accounts for capacity exchange agreements with other carriers by recognizing the fair value of the revenue earned and expense incurred under the respective agreements.

                            IXC COMMUNICATIONS, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market funds and all investments with an initial maturity of three months or less. All cash equivalents are recorded at cost and classified as available for sale. Short-term investments held in the Company's escrow related to the Senior Notes (see Note 5) are not included as a cash equivalent. Escrow investments are recorded at cost.

  Property and Equipment

     Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the various assets, ranging from three to twenty years. Maintenance and repairs are charged to operations as incurred. Property and equipment recorded under capital leases are included with the Company's owned assets. Amortization of assets recorded under capital leases is included in depreciation expense.

     Costs associated with uncompleted portions of the fiber optic network are classified as construction in progress in the accompanying consolidated balance sheets. Upon completion, the costs will be classified as transmission systems and depreciated over their useful lives.

     Upon indication of an impairment, the Company records a loss on its long-lived assets when the undiscounted cash flows estimated to be generated by those assets are less than the related carrying amount of the assets.

  Fiber Exchange Agreements

     In connection with its fiber optic network expansion, the Company has entered into various agreements to purchase, sell or exchange fiber usage rights. Purchases of fiber usage rights from other carriers are recorded at cost as a separate component of property and equipment. The recorded assets are amortized over the lesser of the term of the related agreement or the estimated life of the fiber optic cable. Sales of fiber usage rights are recorded as deferred revenue and are included in other non-current liabilities in the accompanying consolidated balance sheets. Revenues are recognized over the terms of the related agreements. Non-monetary exchanges of fiber usage rights (swaps of fiber usage rights with other long distance carriers) are recorded at the cost of the asset transferred.

  Capitalization of Interest

     Interest costs are capitalized as part of the cost of constructing the Company's fiber optic network. Interest costs capitalized during construction periods are computed by determining the average accumulated expenditures for each interim capitalization period and applying the interest rate related to the specific borrowings associated with each construction project. Total interest incurred during the years ended December 31, 1996, 1995 and 1994 was $40.0 million, $15.0 million and $6.1 million, respectively, of which, $2.9 million, $0.4 million and $34,000 was capitalized.

  Income Taxes

     The Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

     Deferred income taxes are provided for net operating losses and for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting. Investment tax credits are accounted for by the flow-through method.

                            IXC COMMUNICATIONS, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Deferred Charges and Other Non-current Assets

     Costs incurred in connection with obtaining long-term financing have been deferred and are being amortized as interest expense over the terms of the related debt agreements. Deferred costs relating to long-term financing at December 31, 1996 and 1995 were $11.4 million and $10.4 million, respectively. Accumulated amortization of these costs at December 31, 1996 and 1995 was $1.4 million and $0.5 million, respectively.

     Costs incurred to obtain certain regulatory licenses are amortized on a straight-line basis over ten to forty years.

     Certain costs incurred in connection with installation of the switched long distance network have been deferred and are being amortized on a straight-line basis over four years. Deferred network costs at December 31, 1996 and 1995 were $5.0 million and $1.8 million, with accumulated amortization of $1.0 million and $0.1 million, respectively.

     The acquisition cost of customer accounts obtained through an outside sales organization have been deferred and amortized over the estimated average term of the related customer contracts.

  Stock-Based Compensation

     The Company has elected to account for its employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations, because, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25 compensation expense is recognized only when the exercise price of the Company's employee stock options is less than the market price of the underlying stock on the date of grant.

  Income (Loss) Per Common and Common Equivalent Share

     Income (loss) per common share is based on net income (loss) less preferred stock dividend requirements, divided by the weighted average common and common equivalent shares outstanding during the period. Outstanding options are included in the calculation to the extent they are dilutive or were issued within one year of the Company's initial public offering. Income (loss) per share on a fully diluted basis is not presented as the fully diluted effect is either antidilutive or not materially different from primary income (loss) per common share, as computed.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, funds held in escrow and trade receivables. The Company places its cash equivalents and funds held in escrow in quality investments with reputable financial institutions. Trade receivables include significant balances due from a small number of customers. At December 31, 1996,

                            IXC COMMUNICATIONS, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

$9.1 million in trade receivables from the Company's private line services are due from seven customers. Switched long distance services receivables are also concentrated, with $21.1 million in trade receivables due from one customer. If any of these individually significant customers experienced deteriorating financial condition, results of operations of the Company could be adversely affected. The Company performs ongoing credit evaluations of its customers' financial condition. IXC has not experienced significant losses from sales to any of its significant customers. (See Note 10)

  Reclassifications

     Certain amounts for prior years have been reclassified to conform to the 1996 presentation.

3.  ACQUISITION OF MINORITY INTEREST

     Effective January 1, 1996, IXC purchased the minority interest in a joint venture for $6.2 million. The acquisition of the minority interest was accounted for as a purchase and the financial statements of the former joint venture have been consolidated with the Company from the date of acquisition. The purchase price was allocated based on estimated fair values at the date of acquisition. The excess of purchase price over net assets acquired was $5.6 million and is being amortized on a straight-line basis over five years. Unaudited pro forma operating results for the year ended December 31, 1995 as if the minority interest had been acquired as of January 1, 1995, are as follows (in thousands, except per share amounts):

    Net operating revenues..................................................    $ 91,001
                                                                                ========
    Loss before income taxes, minority interests and extraordinary loss.....    $(11,246)
                                                                                ========
    Net loss................................................................    $ (9,352)
                                                                                ========
    Loss per common and common equivalent share:
      Before extraordinary loss.............................................    $   (.38)
      Extraordinary loss....................................................        (.07)
                                                                                --------
         Net loss...........................................................    $   (.45)
                                                                                ========

4.  PROPERTY AND EQUIPMENT

     The following table summarizes the Company's property and equipment:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Land and right of ways.......................................    $  2,345     $  2,344
    Buildings and improvements...................................       5,048        4,021
    Transmission systems.........................................     181,170      137,398
    Furniture and other..........................................       4,629        2,407
    Fiber usage rights...........................................      38,533           --
    Construction in progress.....................................     106,017        5,658
                                                                     --------     --------
                                                                      337,742      151,828
    Less: Accumulated depreciation and amortization..............     (69,133)     (45,429)
                                                                     --------     --------
    Property and equipment, net..................................    $268,609     $106,399
                                                                     ========     ========

                            IXC COMMUNICATIONS, INC.

5.  ESCROW UNDER SENIOR NOTES

     Under the terms of the Company's Senior Notes, issued in October 1995, the Company was required to place $200 million of Senior Notes proceeds in an escrow account, which proceeds and the earnings thereon are restricted in their use to network expansion, capital expenditures, certain interest, principal and other payments on the Senior Notes and other permitted uses (see Note 7). Such funds have been invested in short-term, investment-grade, interest-bearing securities as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                       1996         1995
                                                                      -------     --------
                                                                         (IN THOUSANDS)
    Overnight investments...........................................  $14,201     $ 96,975
    U.S. Government securities......................................   37,211      101,291
                                                                      -------     --------
                                                                      $51,412     $198,266
                                                                      =======     ========

     The escrow account is subject to a security interest under the Company's Senior Notes. The investments in the escrow account at December 31, 1996 and 1995 were all due in three months or less and classified as available for sale.

6.  ACCRUED LIABILITIES

     The following table summarizes the Company's accrued liabilities:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1996        1995
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Accrued taxes..................................................    $ 2,750     $ 2,924
    Deferred revenue...............................................      3,044       1,693
    Accrued interest...............................................      8,906       8,748
    Other..........................................................      4,228         941
                                                                       -------     -------
                                                                       $18,928     $14,306
                                                                       =======     =======

7.  LONG-TERM DEBT

     Long-term debt and capital lease obligations of IXC consisted of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Senior Notes -- 12.5%, net of unamortized discount of
      $7,344,000 and $7,762,000 at December 31, 1996 and 1995,
      respectively.................................................  $277,656     $277,238
    Senior subordinated note -- 7%.................................     3,046        4,416
    Promissory note -- 9%..........................................     3,717        3,401
    Capital lease obligations......................................    17,862       13,697
    Other debt.....................................................        --           42
                                                                     --------     --------
         Total long-term debt and capital lease obligations........  $302,281     $298,794
    Less current portion...........................................    (6,750)      (4,534)
                                                                     --------     --------
    Long-term debt and capital lease obligations...................  $295,531     $294,260
                                                                     ========     ========

                            IXC COMMUNICATIONS, INC.

7.  LONG-TERM DEBT (CONTINUED)

  Senior Notes

     On October 5, 1995, the Company issued $285 million of 12 1/2% Senior Notes (effective rate 12.8%) due October 1, 2005, with interest payable semi-annually. In July 1996, the Company exchanged certain of the Senior Notes for registered Senior Notes. Until the exchange was consummated, the Company was required to make additional interest payments at the rate of .5% per annum on the principal amount.

     The Senior Notes may be redeemed at the option of the Company, in whole or in part, on or after October 1, 2000 at a premium declining to zero in 2004. At any time prior to October 1, 1998, the Company may redeem Senior Notes with an aggregate principal amount of up to $100 million at a redemption price of 112.5% of the principal amount from the net proceeds of a sale of Capital Stock of the Company, provided that at least $100 million in aggregate principal amount of Senior Notes remains outstanding immediately after the occurrence of such redemption and that the redemption occurs within 35 days of the date of the closing of the offering of such equity securities. Also, the Senior Notes contain provisions that, in the event of a Change in Control (which meets the definition set forth in the Indenture) of the Company, provide their holders the right to require the Company to repurchase all or any part of the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest.

     Of the net proceeds of approximately $277 million, $200 million was deposited into an escrow account primarily restricted for the construction of a major network expansion program (see Note 5). Approximately $53.7 million of the net proceeds was used to repay or repurchase certain previously-existing indebtedness of the Company, including $22.7 million paid to certain stockholders. This resulted in an extraordinary loss on early extinguishment of debt of $1.7 million in 1995, net of applicable income tax benefit of $1.2 million. In addition, approximately $3.8 million was used to redeem certain preferred stock.

     The Senior Notes are senior unsecured obligations of the Company, except for a security interest in the escrow account, and are guaranteed on a senior unsecured basis by certain wholly owned direct and indirect subsidiaries of IXC. The obligations of each guarantor are limited to the minimum extent necessary to prevent the guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See Note 20 for financial information for guarantor and non-guarantor subsidiaries.

     The Senior Notes contain certain covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness and issue certain preferred stock, pay dividends or make other distributions, repurchase equity interests or subordinated indebtedness, engage in sale and leaseback transactions, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its subsidiaries, issue or sell equity interests of the Company's subsidiaries or enter into certain mergers and consolidations.

  Senior Subordinated Note

     During 1994, the Company issued a $6.2 million, 7% senior subordinated promissory note to a minority investor in one of IXC's subsidiaries. Under the terms of the senior subordinated promissory note, principal and interest are due in monthly installments of $136,000 through December 31, 1998.

  Promissory Note

     During 1994, to facilitate an acquisition, the Company issued a $3.0 million 9% promissory note to a minority investor in the acquired entity. Under the terms of the promissory note, principal and interest payments of $560,000 are due quarterly beginning March 31, 1998 and ending December 31, 1999. Thus, accrued interest is reflected in the balance of the note.

                            IXC COMMUNICATIONS, INC.

7.  LONG-TERM DEBT (CONTINUED)

     Annual maturities of long-term debt at December 31, 1996 are as follows (in thousands):

                1997..............................................  $  1,470
                1998..............................................     3,170
                1999..............................................     2,123
                2005..............................................   285,000
                                                                    --------
                                                                     291,763
                Less discount on Senior Notes.....................    (7,344)
                                                                    --------
                                                                    $284,419
                                                                    ========

8.  CAPITAL AND OPERATING LEASES

     The Company leases certain facilities, equipment and transmission capacity used in its operations under noncancellable capital and operating leases. Future minimum annual lease payments under these lease agreements at December 31, 1996, are as follows (in thousands):

                                                                  CAPITAL     OPERATING
                                                                  LEASES       LEASES
                                                                  -------     ---------
        1997....................................................  $ 6,599      $22,597
        1998....................................................    5,120       13,432
        1999....................................................    4,616        4,029
        2000....................................................    3,737        1,211
        2001....................................................    1,143          712
                                                                  -------
                                                                   21,215
        Less amounts related to interest........................   (3,353)
                                                                  -------
        Present value of capital lease obligations..............   17,862
        Less current portion....................................   (5,280)
                                                                  -------
        Long-term capital lease obligations.....................  $12,582
                                                                  =======

     The gross amount of assets recorded under capital leases at December 31, 1996 and 1995 was $22.2 million and $17.9 million, respectively. The related accumulated amortization was $5.9 million and $4.1 million at December 31, 1996 and 1995, respectively.

     Lease expense relating to facilities, equipment and transmission capacity leases, excluding amortization of fiber exchange agreements, was approximately $49.9 million, $29.1 million and $28.7 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     In November 1994, IXC entered into an agreement whereby certain deferred lease obligations payable through 1998 were restructured resulting in all the deferred obligations, $4.4 million, being due during 1995. These obligations were repaid in 1995 from the proceeds the Company received from the issuance of the Senior Notes.

     In 1996 and 1995, the Company entered into equipment leases for network switching equipment, for which the lease obligations had a present value of $7.2 million and $9.8 million, respectively. In 1996, the Company entered into equipment leases for broadband network switching equipment for which the lease obligations had a present value of $1.3 million.

                            IXC COMMUNICATIONS, INC.

9.  COMMON AND PREFERRED STOCK

  Preferred Stock

     The 10% Junior Series 3 Cumulative Redeemable Preferred Stock ("Series 3 Preferred Stock") votes as a single class with IXC's common stock, is entitled to elect one director and may be redeemed at the Company's option in whole or in part at any time, subject to certain debt covenants, at a price of $1,000 per share, plus accumulated and unpaid dividends and accrued interest. The liquidation value of each Series 3 Preferred share is $1,000 plus any accumulated and unpaid dividends including accrued interest. The Series 3 Preferred Stock is nonparticipatory and has no mandatory redemption requirements. Dividends are payable at the determination of the Board of Directors, subject to debt covenants. Interest accrues on unpaid dividends at an annual rate of 10%. Cumulative preferred dividends in arrears, including interest, at December 31, 1996 and 1995 were $6.5 million ($518.65 per share) and $4.8 million ($380.59 per share), respectively.

     IXC's 10% Senior Series 1 Cumulative Redeemable Preferred Stock was non-voting and was redeemed on October 6, 1995 from the proceeds of the Senior Notes for $2.0 million, including cumulative dividends in arrears and related interest of $505,000.

     During 1993, an indirect subsidiary of IXC issued 1,400 shares of 10% Senior Series 1 Cumulative Redeemable Preferred Stock (the "ILHI Series 1 Preferred Stock") at $1,000 per share to stockholders of IXC. The ILHI Series 1 Preferred Stock was redeemed on October 6, 1995 from the proceeds of the Senior Notes for $1.8 million, including cumulative dividends in arrears and related interest of $401,000.

  Common Stock

     During 1996, the Company issued 6,440,000 shares of Common Stock in an initial public offering and a private placement, resulting in net proceeds of $94.0 million. At December 31, 1996, the Company has 3,382,435 shares reserved for future issuance under stock option plans.

     During 1996, the Company effected stock splits resulting in a 2.4249 for 1 split of the Company's common stock (with fractional shares paid in cash). The Company also increased the number of authorized shares of its common stock to 100,000,000 and the number of authorized shares of its preferred stock to 3,000,000. The accompanying financial statements have been retroactively adjusted to reflect the stock splits and the increase in authorized shares.

  Stock Option and Award Plans

     In November 1994, the Board of Directors adopted the IXC Communications, Inc. Stock Plan, as amended (the "1994 Stock Plan"), which provides for the issuance of restricted stock or the granting of stock options for up to 1,212,450 shares of common stock to key employees and others. Awards under the 1994 Stock Plan are given at the discretion of the Board of Directors and include common stock options with exercise prices at least equal to the fair market value at the date of grant. Options granted may be either "incentive stock options," within the meaning of Section 422(a) of the Internal Revenue Code, or non-qualified options. The options expire after 10 years and generally vest at rates of 25% and 33% per year commencing one year after the date of grant, with the exception of two options covering 84,871 shares which were 100% vested upon grant.

     In 1996, IXC adopted the IXC Communications, Inc. 1996 Stock Plan, as amended (the "1996 Stock Plan"), which provides for the issuance of restricted stock or the granting of stock options for up to 2,121,787 shares of common stock to key employees and others. Awards under the 1996 Stock Plan are given at the discretion of the Board of Directors and include common stock options with exercise prices at least equal to the fair market value at the date of grant. Options granted may be either "incentive stock options," within the meaning of
Section 422(a) of the Internal Revenue Code, or non-qualified options. The options expire after

                            IXC COMMUNICATIONS, INC.

9.  COMMON AND PREFERRED STOCK (CONTINUED)

10 years and generally vest at rates of 25% and 33% per year commencing one year after the date of grant. During 1996, 476,600 options were granted under the 1996 Stock Plan.

     The Company has not issued any restricted stock under the 1994 Stock Plan or the 1996 Stock Plan. All options granted under the 1994 Stock Plan and the 1996 Stock Plan were granted at estimated market value at the date of grant. In the event of a change of control of the Company, the options outstanding immediately following the consummation of such change of control fully vest, and the options may be exercised in full to purchase the total number of shares covered by the option.

     In October 1996, IXC adopted a stock incentive plan (the "Special Stock Plan") covering 67,900 shares of common stock. Any employee, director or other person providing services to the Company is eligible to receive awards under the Special Stock Plan, at the Board's discretion. Awards available under the Special Stock Plan include common stock purchase options and restricted common stock. All available options to acquire stock under the Special Stock Plan were granted in 1996 at exercise prices less than market value at the date of grant. In 1996, the Company recognized $182,000 in compensation expense related to grants under the Special Stock Plan.

     On May 14, 1996 the Board of Directors adopted the IXC Communications, Inc. Outside Directors' Phantom Stock Plan (the "Directors' Plan"), pursuant to which $20,000 per year of outside director's fees for certain directors is deferred and treated as if it were invested in shares of the Company's common stock. No shares of common stock will be actually purchased and the participants will receive cash benefits equal to the value of the shares that they are deemed to have purchased under the Directors' Plan, with such value to be determined on the date of distribution. Distribution of benefits generally will occur three years after the deferral. Compensation expense is determined based on the market price of the shares deemed to have been purchased and is charged to expense over the related period. On June 6, 1996 the stockholders approved the Directors' Plan. In 1996, the Company recognized $60,000 as directors' fees related to the Directors' Plan.

  Stock Based Compensation

     The Company has elected to account for its employee stock options under APB
25. As a result, pro forma information regarding net income and income (loss) per share is required by SFAS No. 123, which requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995, respectively: risk-free interest rates ranging from 5.25% to 6.73% and 5.74% to 5.95%; no dividend yield; volatility factor of the expected market price of the Company's common stock of .523; and a weighted-average expected life of the options of 5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                            IXC COMMUNICATIONS, INC.

9.  COMMON AND PREFERRED STOCK (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                                        1996        1995
                                                                      --------     -------
    Pro forma loss applicable to common stockholders................  $(39,805)    $(6,871)
    Pro forma loss per common and common equivalent share...........  $  (1.41)    $ (0.27)

     Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1998.

     A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                                                1996                  1995                  1994
                                        --------------------   -------------------   -------------------
                                                    WEIGHTED-            WEIGHTED-             WEIGHTED-
                                                    AVERAGE               AVERAGE               AVERAGE
                                                    EXERCISE             EXERCISE              EXERCISE
                                         OPTIONS     PRICE     OPTIONS     PRICE     OPTIONS     PRICE
                                        ---------   --------   -------   ---------   -------   ---------
Outstanding-beginning of year.........    645,880    $ 3.01    206,113     $3.01          --     $  --
Granted...............................  1,138,351     12.04    439,767      3.01     206,113      3.01
Exercised.............................    (19,702)     3.01         --        --          --        --
Forfeited.............................    (63,956)     3.01         --        --          --        --
                                        ---------    ------    -------     -----     -------     -----
Outstanding-end of year...............  1,700,573    $ 9.05    645,880     $3.01     206,113     $3.01
                                        =========    ======    =======     =====     =======     =====
Exercisable at end of year............    257,527              121,243                    --
Weighted-average fair value of options
  granted during the year.............  $    7.34              $  1.51                    --

     The following table summarizes outstanding options at December 31, 1996 by price range:

                               OUTSTANDING                                     EXERCISABLE
    -----------------------------------------------------------------     ---------------------
                                       WEIGHTED-     WEIGHTED-AVERAGE                 WEIGHTED-
     NUMBER                             AVERAGE         REMAINING         NUMBER       AVERAGE
       OF             RANGE OF         EXERCISE        CONTRACTUAL          OF        EXERCISE
     OPTIONS       EXERCISE PRICE        PRICE       LIFE OF OPTIONS      OPTIONS       PRICE
    ---------     -----------------    ---------     ----------------     -------     ---------
    1,059,323           $3.01           $  3.01             8.8           257,527       $3.01
      302,250      15.38 to 16.00         15.43             9.6                --          --
      339,000           22.25             22.25             9.8                --          --
                   ---------------       ------
    1,700,573      $3.01 to $22.25      $  9.05             9.2           257,527       $3.01
                   ===============       ======

10.  MAJOR CUSTOMERS

     Prior to 1996, substantially all of the Company's revenues were earned from private line services. Private line services generally are provided to carriers under long-term contractual arrangements or on a month-to-month basis after contract expiration. In late 1995, the Company expanded into the business of selling switched long distance services to long distance resellers. Excel Communications is the Company's largest switched long distance customer. Sales to certain customers exceeded 10% of total revenues for each of the years ended December 31, 1996, 1995 and 1994. The percentages of revenues represented by these customers are as follows:

                                                                  1996     1995     1994
                                                                  ----     ----     ----
        Excel Communications....................................   35%      --       --
        Frontier Communications.................................   10%      21%      23%
        WorldCom, Inc...........................................    8%      20%      25%

                            IXC COMMUNICATIONS, INC.

11.  EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution retirement and 401(k) savings plan which covers all full-time employees with one year of service. The Company contributes 6% of eligible compensation, as defined in the plan, and matches 50% of the employee's contributions up to a maximum of 6% of the employee's compensation. Employees vest in the Company's contribution over five years. Benefit expense for the years ended December 31, 1996, 1995 and 1994 was approximately $779,000, $522,000 and $468,000, respectively.

12.  INCOME TAXES

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1996         1995
                                                                     --------     --------
                                                                        (IN THOUSANDS)
    Deferred tax assets:
      Tax credit carryforwards.....................................  $  2,068     $  2,411
      Net operating loss carryforwards.............................    22,240        2,489
      Accrued expenses.............................................     3,156          908
      Other........................................................        --        1,286
                                                                     --------     --------
           Gross deferred tax assets...............................    27,464        7,094

           Valuation allowance.....................................   (17,264)          --
                                                                     --------     --------
    Net deferred tax assets........................................    10,200        7,094

    Deferred tax liabilities:
      Tax over book depreciation...................................   (10,372)      (8,384)
      Other liability accruals.....................................    (1,799)      (5,090)
      Other........................................................        --       (1,473)
                                                                     --------     --------
                                                                      (12,171)     (14,947)
                                                                     --------     --------
    Net deferred tax liability.....................................  $ (1,971)    $ (7,853)
                                                                     ========     ========

    As recorded in the consolidated balance sheets:
      Deferred tax assets..........................................  $    463     $    450
      Deferred tax liability.......................................    (2,434)      (8,303)
                                                                     --------     --------
                                                                     $ (1,971)    $ (7,853)
                                                                     ========     ========

     At December 31, 1996, the Company had net operating loss carryforwards of approximately $55.6 million for income tax purposes that expire through 2011. The Company has minimum tax and investment tax credit carryforwards at December 31, 1996 of approximately $0.7 million and $1.4 million, respectively. The minimum tax credits can be carried forward indefinitely and the investment tax credits expire in 2001.

     At December 31, 1996, a valuation allowance of $17.3 million was established to offset a portion of the Company's deferred tax assets. The valuation allowance is related to deferred tax assets, primarily net operating losses, that may not be realizable. No valuation allowance was provided for deferred tax assets at December 31, 1995 or 1994.

                            IXC COMMUNICATIONS, INC.

12.  INCOME TAXES (CONTINUED)
     Significant components of the benefit (provision) for income taxes (excluding the effect attributable to extraordinary items) are as follows:

                                                                     DECEMBER 31,
                                                            -------------------------------
                                                             1996        1995        1994
                                                            -------     -------     -------
                                                                    (IN THOUSANDS)
    Current:
      Federal.............................................  $   829     $   381     $(1,188)
      State...............................................     (250)         --        (404)
                                                            -------     -------     -------
    Total current.........................................      579         381      (1,592)

    Deferred:
      Federal.............................................    4,136       1,144      (1,131)
      State...............................................    1,266         168        (434)
                                                            -------     -------     -------
    Total deferred........................................    5,402       1,312      (1,565)
                                                            -------     -------     -------
    Benefit (provision) for income taxes..................  $ 5,981     $ 1,693     $(3,157)
                                                            =======     =======     =======

     The reconciliation of income tax benefit (provision) attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax benefit (provision) is as follows:

                                                                     DECEMBER 31,
                                                           --------------------------------
                                                             1996        1995        1994
                                                           --------     -------     -------
                                                                    (IN THOUSANDS)
    Tax benefit (provision) at federal statutory rates...  $ 14,766     $ 1,670     $(2,780)
    State income tax benefit (provision) net of federal
      effect.............................................     3,106         302        (432)
    Net operating losses not benefited...................   (17,264)         --          --
    Resolution of tax examinations.......................     3,511          --          --
    Permanent and other differences......................     1,862        (279)         55
                                                           --------     -------     -------
    Benefit (provision) for income taxes.................  $  5,981     $ 1,693     $(3,157)
                                                           ========     =======     =======

13.  CAPACITY EXCHANGE AGREEMENTS

     In the normal course of business, IXC enters into long-term agreements with other carriers to exchange capacity on such carriers' networks for access to the Company's fiber optic communication systems. Exchanges are accounted for at fair value (see Note 2). Exchange agreements accounted for noncash revenue and expense (in equal amounts) of $14.0 million in 1996, $13.8 million in 1995 and $8.0 million in 1994.

14.  RELATED PARTY TRANSACTIONS

     A law firm, of which a director and stockholder of the Company was a principal, provided certain legal services to the Company and received fees from the Company in the amount of approximately $3.5 million in 1996, $2.6 million in 1995 and $1.4 million in 1994.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Cash and cash equivalents: The carrying amount reported in the balance sheets for cash and cash equivalents approximates fair value.

                            IXC COMMUNICATIONS, INC.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

     Accounts receivable and accounts payable: The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

     Escrow under Senior Notes: The carrying amount reported in the balance sheets for restricted short-term investments held in escrow approximates fair value.

     Long-term debt: The fair value of the Senior Notes is estimated at $311 million based on the last trading price of the Senior Notes in 1996.

16.  COMMITMENTS AND CONTINGENCIES

     In connection with its fiber optic network expansion, the Company has entered into various construction and installation agreements with contractors. Total commitments under these agreements are approximately $87.2 million. At December 31, 1996, capital expenditures totaling $47.6 million have been made under these agreements.

     In connection with its fiber expansion agreements, the Company has committed to pay $40.3 million for fiber usage rights on other long distance carriers' networks, $7.4 million of which was paid by December 31, 1996. Pursuant to the same agreements, the Company has committed to pay a total of $28.2 million, in periodic installments for twenty to twenty-five years for maintenance and license fees. Several of these agreements require the Company to share network construction costs with the other party. The exact amounts of these construction costs are not specified in the related agreements and are thus excluded from the figures above.

     The Company is from time to time involved in various legal proceedings, all of which have arisen in the ordinary course of business and some of which are covered by insurance. In the opinion of the Company's management, none of the claims relating to such proceedings will have a material adverse effect on the financial condition or results of operations of the Company.

17.  VALUATION AND QUALIFYING ACCOUNTS

     Activity in the Company's allowance for doubtful accounts was as follows (in thousands):

                                               BALANCE AT     CHARGED TO                     BALANCE
                                               BEGINNING      COSTS AND                     AT END OF
               FOR THE YEARS ENDED             OF PERIOD       EXPENSES      DEDUCTIONS      PERIOD
    -----------------------------------------  ----------     ----------     ----------     ---------
    December 31, 1996........................    $1,769         $3,060         $  799        $ 4,030
    December 31, 1995........................    $  762         $1,505         $  498        $ 1,769
    December 31, 1994........................    $  429         $1,565         $1,232        $   762

                            IXC COMMUNICATIONS, INC.

18.  QUARTERLY RESULTS (UNAUDITED)

     The Company's unaudited quarterly results are as follows:

                                                            FOR THE 1996 QUARTER ENDED:
                                              --------------------------------------------------------
                                              MARCH 31     JUNE 30      SEPTEMBER 30
                                              --------     --------     -------------
                                                                                          DECEMBER 31
                                                                                          ------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)  (A)
Net operating revenues....................    $ 26,250     $ 43,007        $61,016          $ 73,488
Operating loss............................      (5,777)      (6,066)        (2,121)              (52)
Net loss..................................     (11,699)     (12,067)        (5,624)           (8,058)
Net loss per common share.................    $  (0.49)    $  (0.50)       $ (0.19)         $  (0.27)

---------------
(a) Includes a $1.9 million loss relating to the Company's share of losses of its unconsolidated subsidiary, Progress.

                                                            FOR THE 1995 QUARTER ENDED:
                                              --------------------------------------------------------
                                              MARCH 31     JUNE 30      SEPTEMBER 30      DECEMBER 31
                                              --------     --------     -------------     ------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net operating revenues....................    $ 21,766     $ 22,721        $22,772          $ 23,742
Operating income (loss)...................       3,716        3,529           (900)           (4,916)
Income (loss) before extraordinary gain
  (loss)..................................       1,267        1,502           (307)           (5,680)
Net income (loss).........................       1,267          496           (307)           (6,421)
Net income (loss) per common share before
  extraordinary gain (loss)...............    $   0.03     $   0.04        $ (0.03)         $  (0.24)
Net income (loss) per common share........        0.03           --          (0.03)            (0.27)

19.  SUBSEQUENT EVENTS

     On January 22, 1997 the Company signed separate agreements to acquire L.D. Services, Inc. and Telecom One, Inc., both long distance resellers. Subject to certain adjustments, the Company will acquire L.D. Services, Inc. for approximately $30 million and Telecom One, Inc. for approximately $5 million, both to be paid in common stock of the Company. Consummation of these transactions is pending regulatory approval.

     Effective February 4, 1997 the Company entered into an agreement to sell fiber to a common carrier without optronics along IXC's Chicago to Los Angeles fiber optic route for approximately $97.9 million. The route from Chicago to Los Angeles is scheduled for completion in mid-1997. The agreement provides for certain penalties if IXC does not complete construction of the route within the timeframe specified in the agreement. Management does not anticipate that the Company will incur any penalties under these provisions.

     On February 27, 1997 the Company agreed to issue $100 million (10,000 shares) of new 7% Series A Convertible Preferred Stock. The preferred stock will be convertible into common stock at a conversion price of $38.40 per share. The holders of the 7% Series A Convertible Preferred Stock will have the right to elect one director to the Board of Directors. On March 31, 2009, the outstanding 7% Series A Convertible Preferred Stock must be redeemed by the Company at a price equal to the liquidation preference of $10,000 per share plus accumulated and unpaid dividends.

20.  FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
     SUBSIDIARIES

     IXC conducts a significant portion of its business through subsidiaries. The Senior Notes are unconditionally guaranteed, jointly and severally, by certain wholly-owned direct and indirect subsidiaries (the "Subsidiary Guarantors"). The obligations of each Guarantor are limited to the minimum extent necessary to prevent the guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Certain IXC subsidiaries do not guarantee the Senior Notes (the "Non-Guarantor Subsidiaries"). The claims of creditors

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)

of Non-Guarantor Subsidiaries have priority over the rights of IXC to receive dividends or distributions from such subsidiaries.

     Presented below is condensed consolidating financial information for IXC, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994.

     The equity method has been used by IXC with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented based on management's determination that they do not provide additional information that is material to investors.

     The following table sets forth the Guarantor and Non-Guarantor subsidiaries:

              GUARANTOR SUBSIDIARIES                    NON-GUARANTOR SUBSIDIARIES
    ------------------------------------------  ------------------------------------------
    Broadband Services, Inc.                    Mutual Signal Holding Corp.
    IXC Carrier, Inc.                           Mutual Signal Corporation
      Atlantic States Microwave                 Mutual Signal Corporation of
         Transmission Company                   Michigan
      Central States Microwave                  MSM Associates, Limited Partnership
         Transmission Company                   Progress International L.L.C.
      Rio Grande Transmission, Inc.             Marca-Tel S.A. de C.V.
      Telecom Engineering, Inc.                 Switched Services Communications, L.L.C.
      Tower Communications System Corp.         Summer Street Communications, Inc.
      West Texas Microwave Company              US Advantage Long Distance, Inc.
      Western States Microwave Company
    IXC Long Distance, Inc.
    Link Net International, Inc.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                             DECEMBER 31, 1996
                                ---------------------------------------------------------------------------
                                           SUBSIDIARY   NON-GUARANTOR
                                  IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS           CONSOLIDATED
                                --------   ----------   -------------   ------------           ------------
                                                          (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash equivalents...  $ 65,363    $ (9,455)     $   4,611      $      821(a)           $ 61,340
  Accounts receivable and
     other, net...............       111      28,657         32,363         (13,563)(d)            47,568
  Other current assets........       937       3,765            549          (3,054)(d)             2,197
                                --------    --------       --------       ---------              --------
Total current assets..........    66,411      22,967         37,523         (15,796)              111,105
Property and equipment, net...         8     231,514         37,347            (260)              268,609
Escrow under Senior Notes.....    51,412          --             --              --                51,412
Due from affiliate............   225,093      40,742          6,574        (272,409)(d)                --
Other assets..................     8,429       6,527         13,049              20(b)             28,025
                                --------    --------       --------       ---------              --------
Total assets..................  $351,353    $301,750      $  94,493      $ (288,445)             $459,151
                                ========    ========       ========       =========              ========
Current liabilities:
  Accounts payable and other
     current liabilities......  $ 10,077    $ 70,207      $  16,909      $  (13,342)(a)(d)       $ 83,851
  Due to affiliate............       141         523             40            (704)(d)                --
  Current portion of long-term
     debt and lease
     obligations..............        --       2,469          6,024          (1,743)                6,750
                                --------    --------       --------       ---------              --------
Total current liabilities.....    10,218      73,199         22,973         (15,789)               90,601
Long-term debt and capital
  lease obligations...........   277,656       1,487         21,548          (5,160)(d)           295,531
Deferred tax liability........        --       7,484             --          (5,050)                2,434
Due to affiliate/parent.......        --     231,666         40,743        (272,409)(d)                --
Other noncurrent
  liabilities.................        --       6,201            749            (749)                6,201
Minority interest.............        --          --             --             905(c)                905
Stockholders' equity:
  Preferred stock.............        13          --          2,585          (2,585)                   13
  Common stock................       308           4              2              (6)(b)               308
  Additional paid-in
     capital..................   123,434      30,053         36,249         (66,302)(b)           123,434
  Accumulated deficit.........   (60,276)    (48,344)       (30,356)         78,700(b)(c)(d)      (60,276)
                                --------    --------       --------       ---------              --------
Total stockholders' equity....    63,479     (18,287)         8,480           9,807                63,479
                                --------    --------       --------       ---------              --------
          Total liabilities
            and stockholders'
            equity............  $351,353    $301,750      $  94,493      $ (288,445)             $459,151
                                ========    ========       ========       =========              ========

---------------
(a) Eliminations of intercompany settlements in transit.
(b) Eliminations of investments in consolidated subsidiaries
(c) Recording of minority interest in equity operations.
(d) Eliminations of intercompany receivables, payables and lease obligations.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                               DECEMBER 31, 1996
                                    -----------------------------------------------------------------------
                                               SUBSIDIARY   NON-GUARANTOR
                                      IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS       CONSOLIDATED
                                    --------   ----------   -------------   ------------       ------------
                                                            (DOLLARS IN THOUSANDS)
Net operating revenues............  $     66    $148,692       $104,156       $(49,153)(a)       $203,761

Operating expenses:
  Cost of services................        --      86,929        103,912        (47,372)(a)        143,469
  Operations and administration...     3,955      36,711          7,558         (1,157)(a)         47,067
  Depreciation and amortization...        58      18,055          9,453           (325)            27,241
                                    --------    --------       --------       --------           --------
                                      (3,947)      6,997        (16,767)          (299)           (14,016)
Interest income...................    17,572       6,738            596        (22,068)(a)          2,838
Interest income on escrow under
  Senior Notes....................     7,404          --             --             --              7,404
Interest expense..................   (38,181)    (15,936)        (5,027)        22,068 (a)        (37,076)
Equity in net income (loss) of
  unconsolidated subsidiaries.....   (26,277)    (23,688)            --         48,004 (b)         (1,961)
                                    --------    --------       --------       --------           --------
Loss before income taxes and
  minority interest...............   (43,429)    (25,889)       (21,198)        47,705            (42,811)
Benefit (provision) for income
  taxes...........................     5,981       2,915          2,344         (5,259)             5,981
Minority interest.................        --          --             --           (618)(c)           (618)
                                    --------    --------       --------       --------           --------
Net loss..........................  $(37,448)   $(22,974)      $(18,854)      $ 41,828           $(37,448)
                                    ========    ========       ========       ========           ========

---------------
(a) Eliminations of intercompany administration services, communication services and interest charges.
(b) Eliminations of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of minority interest in equity or earnings loss of non-guarantor subsidiaries.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              DECEMBER 31, 1996
                                   ------------------------------------------------------------------------
                                               SUBSIDIARY   NON-GUARANTOR                          IXC
                                      IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS       CONSOLIDATED
                                   ---------   ----------   -------------   ------------       ------------
                                                            (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES...........  $ (25,099)   $ 49,161      $ (40,627)      $(12,122)(a)(b)   $  (28,687)

CASH FLOWS FROM INVESTING
  ACTIVITIES:
Release of funds from escrow
  under Senior Notes.............    154,244          --             --             --             154,244
Deposit into escrow under Senior
  Notes..........................     (7,404)         --             --             --              (7,404)
Purchase of property and
  equipment......................         (9)   (169,498)        (7,259)        40,375(b)         (136,391)
                                   ---------    --------        -------        -------           ---------
Net cash provided by (used in)
  investing activities...........    146,831    (169,498)        (7,259)        40,375              10,449

CASH FLOW FROM FINANCING
  ACTIVITIES:
Capital contribution to
  unconsolidated subsidiary......     12,422     (44,714)            --         24,973              (7,319)
Payments on long-term debt and
  capital lease obligations......                 (9,018)          (583)        (3,185)(a)         (12,786)
Payment of debt issue costs......     (1,301)         --             --             --              (1,301)
Issuance of preferred stock......         --          --          2,585         (2,585)                 --
Issuance of common stock.........     81,581          --         15,500         (3,012)             94,069
Advances to affiliates...........   (150,489)    161,282         33,253        (44,046)                 --
                                   ---------    --------        -------        -------           ---------
Net cash provided by (used in)
  financing activities...........    (57,787)    107,550         50,755        (27,855)             72,663
Net increase (decrease) in cash
  and cash equivalents...........     63,945     (12,787)         2,869            398              54,425
Cash and cash equivalents at
  beginning of period............      1,418       3,332          1,742            423               6,915
                                   ---------    --------        -------        -------           ---------
Cash and cash equivalents at end
  of period......................  $  65,363    $ (9,455)     $   4,611       $    821          $   61,340
                                   =========    ========        =======        =======           =========

---------------
(a) Eliminations of intercompany receivables, debt and lease obligations.
(b) Eliminations of intercompany capitalized labor.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                             DECEMBER 31, 1995
                                ---------------------------------------------------------------------------
                                           SUBSIDIARY   NON-GUARANTOR
                                  IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS           CONSOLIDATED
                                --------   ----------   -------------   ------------           ------------
                                                          (DOLLARS IN THOUSANDS)
Current assets:
  Cash and cash equivalents...  $  1,418    $  3,332      $   1,742      $      423(a)           $  6,915
  Accounts receivable and
     other, net...............        --       6,717          1,148          (2,328)(d)             6,319
  Other current assets........     6,565       4,481            358          (7,807)(d)             2,815
                                --------    --------        -------       ---------              --------
Total current assets..........     7,983      14,530          3,248          (9,712)               16,049
Property and equipment, net...        --      76,804         29,910            (315)              106,399
Escrow under Senior Notes.....   198,266          --             --              --               198,266
Due from affiliate............    74,604       3,351            568         (78,523)(d)                --
Other assets..................    12,707      16,948          4,191         (18,085)(b)            15,761
                                --------    --------        -------       ---------              --------
Total assets..................  $293,560    $111,633      $  37,917      $ (106,635)             $336,475
                                ========    ========        =======       =========              ========
Current liabilities:
  Accounts payable and other
     current liabilities......  $  8,984    $ 13,922      $   2,720      $   (4,528)(a)(d)       $ 21,098
  Due to affiliate............       258       6,458          1,832          (8,548)(d)                --
  Current portion of long-term
     debt and lease
     obligations..............        --       1,511          3,023              --                 4,534
                                --------    --------        -------       ---------              --------
Total current liabilities.....     9,242      21,891          7,575         (13,076)               25,632
Long-term debt and capital
  lease obligations...........   277,238       3,207         17,215          (3,400)(d)           294,260
Deferred tax liability........       222      10,997             --          (2,916)                8,303
Due to affiliate/parent.......        --      70,384          3,878         (74,262)(d)                --
Other noncurrent
  liabilities.................        --         469             --              --                   469
Minority interest.............        --           1             --             952(c)                953
Stockholders' equity:
  Preferred stock.............        13          --             --              --                    13
  Common stock................       243           3              1              (4)(b)               243
  Additional paid-in
     capital..................    29,430      30,051         20,750         (50,801)(b)            29,430
  Accumulated deficit.........   (22,828)    (25,370)       (11,502)         36,872(b)(c)(d)      (22,828)
                                --------    --------        -------       ---------              --------
Total stockholders' equity....     6,858       4,684          9,249         (13,933)                6,858
                                --------    --------        -------       ---------              --------
          Total liabilities
            and stockholders'
            equity............  $293,560    $111,633      $  37,917      $ (106,635)             $336,475
                                ========    ========        =======       =========              ========

---------------
(a) Eliminations of intercompany settlements in transit.
(b) Eliminations of investments in consolidated subsidiaries
(c) Recording of minority interest in equity operations.
(d) Eliminations of intercompany receivables, payables and lease obligations.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                              DECEMBER 31, 1995
                                  -------------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR
                                    IXC      GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                  --------   ----------   -------------   ------------         ------------
                                                           (DOLLARS IN THOUSANDS)
Net operating revenues..........  $    404     $89,339       $ 12,155       $(10,897)(a)         $ 91,001
Operating expenses:
  Cost of services..............        --      38,950         10,075         (9,173)(a)           39,852
  Operations and
     administration.............     1,116      26,155          6,322         (1,311)(a)           32,282
  Depreciation and
     amortization...............        57      12,728          4,653             --               17,438
                                  --------     -------       --------       --------             --------
                                      (769)     11,506         (8,895)          (413)               1,429
Interest income.................     3,766         399             67         (3,764)(a)              468
Interest income on escrow under
  Senior Notes..................     2,552          --             --             --                2,552
Interest expense................   (10,982)     (5,838)        (1,541)         3,764 (a)          (14,597)
Equity in net income (loss) of
  unconsolidated subsidiaries...    (1,474)     (7,678)            --          9,171 (b)               19
                                  --------     -------       --------       --------             --------
Loss before income taxes,
  minority interests and
  extraordinary loss............    (6,907)     (1,611)       (10,369)         8,758              (10,129)
Benefit (provision) for income
  taxes.........................     2,246         546         (1,099)            --                1,693
Minority interests..............        --          --             --          5,218 (c)            5,218
                                  --------     -------       --------       --------             --------
Loss before extraordinary
  items.........................    (4,661)     (1,065)       (11,468)        13,976               (3,218)
Extraordinary loss, net of
  taxes.........................      (304)     (1,309)          (134)            --               (1,747)
                                  --------     -------       --------       --------             --------
Net loss........................  $ (4,965)    $(2,374)      $(11,602)      $ 13,976             $ (4,965)
                                  ========     =======       ========       ========             ========

---------------
(a) Eliminations of intercompany administration services, communication services and interest charges.
(b) Eliminations of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of minority interest in equity or earnings loss of non-guarantor subsidiaries.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                               DECEMBER 31, 1995
                                    -----------------------------------------------------------------------
                                                 SUBSIDIARY   NON-GUARANTOR                        IXC
                                       IXC       GUARANTORS   SUBSIDIARIES    ELIMINATIONS     CONSOLIDATED
                                    ---------    ----------   -------------   ------------     ------------
                                                            (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES............. $  (8,324)    $ 24,272       $(8,333)       $  3,992(a)     $   11,607

CASH FLOWS FROM INVESTING
  ACTIVITIES:
Release of funds from escrow under
  Senior Notes.....................     4,300           --            --              --             4,300
Purchase of restricted short-term
  investments......................  (202,552)          --            --              --          (202,552)
Purchase of property and
  equipment........................        --      (14,282)       (9,565)            177           (23,670)
                                    ---------     --------       -------         -------         ---------
Net cash used in investing
  activities.......................  (198,252)     (14,282)       (9,565)            177          (221,922)

CASH FLOW FROM FINANCING
  ACTIVITIES:
Net proceeds from issuance of
  Senior Notes, net of discount....   277,148           --            --              --           277,148
Capital contribution in subsidiary
  by minority shareholders.........        --      (14,248)       20,250              --             6,002
Payments from (advances to)
  affiliates, net..................   (50,827)      50,827            --              --                --
Proceeds from long-term debt.......        --       17,150         1,545              --            18,695
Payments on long-term debt and
  capital lease obligations........    (5,700)     (63,606)       (3,089)         (4,095)(a)       (76,490)
Payment of debt issue costs........   (10,407)          --            --              --           (10,407)
Redemption of preferred stock......    (1,460)      (1,400)           --              --            (2,860)
Dividend payments..................      (906)          --            --              --              (906)
                                    ---------     --------       -------         -------         ---------
Net cash provided by (used in)
  financing activities.............   207,848      (11,277)       18,706          (4,095)          211,182
Net increase (decrease) in cash and
  cash equivalents.................     1,272       (1,287)          808              74               867
Cash and cash equivalents at
  beginning of year................       146        4,619           934             349             6,048
                                    ---------     --------       -------         -------         ---------
Cash and cash equivalents at end
  of year.......................... $   1,418     $  3,332       $ 1,742        $    423        $    6,915
                                    =========     ========       =======         =======         =========

---------------
(a) Eliminations of intercompany receivables, debt and lease obligations.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                               DECEMBER 31, 1994
                                    -----------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR
                                     IXC     GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                    ------   ----------   -------------   ------------         ------------
                                                            (DOLLARS IN THOUSANDS)
Net operating revenues............  $   --     $78,448        $3,410        $ (1,195)(a)          $80,663
Operating expenses:
  Cost of services................      --      33,848           810            (762)(a)           33,896
  Operations and administration...     570      19,336           898            (243)(a)           20,561
  Depreciation and amortization...      32      11,166           923              --               12,121
                                    ------     -------        ------         -------              -------
                                      (602)     14,098           779            (190)              14,085
Interest income...................     139         194             8            (130)(a)              211
Interest expense..................    (653)     (5,141)         (441)            130 (a)           (6,105)
Equity in net income (loss) of
  unconsolidated subsidiaries.....   7,864          83            --          (8,041)(b)              (94)
                                    ------     -------        ------         -------              -------
Income before income taxes,
  minority interests and
  extraordinary gain..............   6,748       9,234           346          (8,231)               8,097
Benefit (provision) for income
  taxes...........................     567      (3,477)         (247)             --               (3,157)
Minority interests................      --          --            --              77 (c)               77
                                    ------     -------        ------         -------              -------
Income before extraordinary
  gain............................   7,315       5,757            99          (8,154)               5,017
Extraordinary gain, net of
  taxes...........................      --       2,298            --              --                2,298
                                    ------     -------        ------         -------              -------
     Net income...................  $7,315     $ 8,055        $   99         $(8,154)             $ 7,315
                                    ======     =======        ======         =======              =======

---------------
(a) Eliminations of intercompany administration services, communication services and interest charges.
(b) Eliminations of equity in net income (loss) from consolidated subsidiaries.
(c) Recording of minority interest in equity or earnings loss of non-guarantor subsidiaries.

                            IXC COMMUNICATIONS, INC.

20. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR SUBSIDIARIES (CONTINUED)
                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                              DECEMBER 31, 1994
                                   ------------------------------------------------------------------------
                                             SUBSIDIARY   NON-GUARANTOR
                                     IXC     GUARANTORS   SUBSIDIARIES    ELIMINATIONS         CONSOLIDATED
                                   -------   ----------   -------------   ------------         ------------
                                                            (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES...........  $(1,262)   $  9,935      $   1,199       $  3,660(a)(b)       $ 13,532

CASH FLOWS FROM INVESTING
  ACTIVITIES:
Purchase of property and
  equipment......................       --      (3,545)        (3,732)           190               (7,087)
Sale of property and equipment...       --         235             --             --                  235
Payments for businesses acquired,
  net of cash received...........       --          --        (11,976)            --              (11,976)
                                   -------     -------        -------        -------             --------
Net cash provided by (used in)
  investing activities...........       --      (3,310)       (15,708)           190              (18,828)

CASH FLOWS FROM FINANCING
  ACTIVITIES:
Payments from (advances to)
  affiliates, net................    1,411      (1,525)           114             --                   --
Proceeds from long-term debt.....       --         229         15,770         (3,000)(a)           12,999
Payments on long-term debt and
  capital lease obligations......       --      (7,331)          (506)            --               (7,837)
Payments from escrow.............       --       1,500             --             --                1,500
Payment of debt issue costs......     (139)       (976)          (436)            --               (1,551)
Capital contribution in
  subsidiary by minority
  shareholders...................       --          --            500           (500)(b)               --
Issuance of common stock.........        3          --              1             (1)(b)                3
                                   -------     -------        -------        -------             --------
Net cash provided by (used in)
  financing activities...........    1,275      (8,103)        15,443         (3,501)               5,114
Net increase (decrease) in cash
  and cash equivalents...........       13      (1,478)           934            349                 (182)
Cash and cash equivalents at
  beginning of year..............      133       6,097             --             --                6,230
                                   -------     -------        -------        -------             --------
Cash and cash equivalents at end
  of year........................  $   146    $  4,619      $     934       $    349             $  6,048
                                   =======     =======        =======        =======             ========

---------------
(a) Eliminations of intercompany receivables, debt and lease obligations.
(b) Eliminations of intercompany capital contribution.